UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2007

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Decisions Regarding Re-election to Board of Directors

On May 2, 2007, Mary Alice Taylor and Steve Scheid each informed the Board of Directors of Autodesk, Inc. (“Autodesk”) that they will not seek re-election to the Autodesk Board of Directors. In order to assure a smooth transition, both Ms. Taylor and Mr. Scheid will continue to serve on the Board and Board committees through Autodesk’s 2007 annual meeting of stockholders.

Autodesk is working with an executive search firm to identify new independent director candidates.

Item 8.01.	Other Information.

Consistent with previously announced plans, Autodesk is seeking the advice of the Office of Chief Accountant at the Securities and Exchange Commission (the “OCA”) and on May 3, 2007, submitted to the OCA certain financial statement information arising out of adjustments related to accounting for stock-based compensation expense as a result of a voluntary review by the Audit Committee of the Board of Directors regarding timing of past stock option grants and other related issues. Autodesk intends to file its restated financial statements, as well as its delinquent quarterly reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006 and its annual report on Form 10-K for fiscal year ended January 31, 2007, as soon as practicable after receiving the advice of the OCA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary

Date: May 4, 2007